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                                                                EXHIBIT 99.d(39)

                                                       August 1, 2006

Pzena Investment Management, LLC
120 West 45th Street
20th Floor
New York, NY 10036

                  INVESTMENT ADVISORY AGREEMENT FOR SUBADVISER
                           (HARBOR GLOBAL VALUE FUND)

Dear Sirs:

Harbor Capital Advisors, Inc. (the "Adviser"), a Delaware corporation, with its principal offices at One SeaGate, Toledo, Ohio 43666, is the investment adviser to Harbor Fund (the "Trust") on behalf of Harbor Global Value Fund (the "Fund"). The Trust has been organized under the laws of Delaware to engage in the business of an investment company. The shares of beneficial interest of the Trust ("Shares") are divided into multiple series including the Fund, as established pursuant to a written instrument executed by the Trustees of the Trust. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Pursuant to authority granted the Adviser by the Trust's Trustees, the Adviser has selected you to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below. You are willing to act as such a sub-investment adviser and to perform such services under the terms and conditions hereinafter set forth, and you represent and warrant that you are an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Accordingly, the Adviser and the Trust on behalf of the Fund agree with you as follows:

1. DELIVERY OF FUND DOCUMENTS. The Adviser has furnished you with copies, properly certified or authenticated, of each of the following:

         (a) Agreement and Declaration of Trust of the Trust, as in effect on the date hereof (the "Declaration of Trust").

         (b)   By-Laws of the Trust as in effect on the date hereof (the
               "By-Laws").

         (c) Resolutions of the Trustees selecting the Adviser as investment adviser and you as a sub-investment adviser and approving the form of this Agreement.

         The Adviser will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, including future resolutions of the Trustees approving the continuance of the items listed in (c) above.

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PZENA INVESTMENT MANAGEMENT LLC
HARBOR GLOBAL VALUE FUND
AUGUST 1, 2006

2. ADVISORY SERVICES. You will regularly provide the Fund with advice concerning the investment management of that portion of the Fund's assets that are allocated to you, which advice shall be consistent with the investment objectives and policies of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information and any investment guidelines or other instructions received in writing from the Adviser. The Board of Trustees or the Adviser may, from time to time, make additions to and withdrawals from the assets of the Fund allocated to you. You will determine what securities shall be purchased for such portion of the Fund's assets, what securities shall be held or sold by such portions of the Fund's assets, and what portion of such assets shall be held uninvested, subject always to the provisions of the Trust's Declaration of Trust and By-Laws, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Adviser, and subject, further, to such policies and instructions as the Board of Trustees may from time to time establish and deliver to you. In accordance with paragraph 5, you or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities with brokers or dealers selected by you for that portion of the Fund's assets for which you serve as sub-investment adviser.

      The Adviser shall provide you with written statements of the Declaration of Trust; the By-Laws; the Fund's written investment objectives and policies; the Prospectus and Statement of Additional Information and instructions, as in effect from time to time; and you shall have no responsibility for actions taken in reliance on any such documents. You will conform your conduct to, and will ensure that your management of the portion of the Fund's assets allocated to you complies with, the Investment Company Act and Investment Advisers Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, and with the provisions of the Fund's Registration Statement as amended or supplemented under the Securities Act of 1933, as amended, and the Investment Company Act. With respect to the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), the Adviser understands that you are not equipped to monitor compliance with these requirements and that the Adviser will be responsible for monitoring, testing and notifying you of the Fund's compliance or non-compliance with Subchapter M.

      You shall maintain written compliance policies and procedures that you reasonably believe are adequate to ensure the Fund's compliance with the foregoing and that are reasonably designed to prevent yourself and the Fund from violating applicable federal securities laws. You agree to provide the Trust and the Adviser with such reports and certifications and with such access to your officers and employees that the Trust or Adviser may reasonably request for the purpose of assessing the adequacy of your compliance policies and procedures. You agree to notify the Adviser immediately upon detection of any breach of any of the Fund's policies, guidelines or procedures and of any violation of any applicable law or regulation, including the Investment Company Act, relating to that portion of the Fund's assets allocated to you. You also agree to notify us promptly upon detection of any material violations of your compliance policies and procedures that relate to the Fund or your activities as an investment adviser generally, such as when the violation could be considered material to your advisory clients.

      You shall keep the Fund's books and records to be maintained by you and shall timely furnish to the Adviser all information relating to your services hereunder needed by the Adviser to keep the

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PZENA INVESTMENT MANAGEMENT LLC
HARBOR GLOBAL VALUE FUND
AUGUST 1, 2006

      other books and records of the Fund required by Rule 31a-1 under the Investment Company Act. You agree that all records which you maintain for the Fund are the property of the Fund and you shall surrender promptly and without any charge to the Fund any of such records required to be maintained by you (provided, however, that you may retain copies of such records). Such books, records, information or reports may be made available to properly authorized government representatives consistent with state and federal law and/or regulations.

      The Adviser shall be responsible for voting all proxies with respect to the securities held by the Fund. To assist the Adviser in that regard, you shall forward to the Adviser promptly any proxy materials, proof of claim forms, settlement notices and other important information relating to the Fund which you may receive.

      In the performance of your duties hereunder, you are and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund or of the Adviser. You will make your officers and employees available to meet with the Trustees and the Trust's or Adviser's officers at least quarterly in your offices or at such other mutually agreeable location on due notice to review the investments and investment program of the portion of the Fund's assets allocated to you in light of current and prospective economic and market conditions.

      Nothing in this Agreement shall limit or restrict the right of any of your directors, officers and employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict your right to engage in any other business or to render service of any kind to any other corporation, firm, individual or association. The Adviser understands and has advised the Fund's Board of Trustees that you may act as an investment adviser or subadviser to other investment companies and other advisory clients, some of which may have different objectives than those of the Fund and portion of the Fund allocated to you.

3. ALLOCATION OF CHARGES AND EXPENSES. You will bear your own costs of providing services hereunder. Other than as herein specifically indicated, you will not be required to pay any expenses of the Fund. For the avoidance of any doubt, the Fund shall bear all expenses incurred in the operation of the Fund, including without limitation taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of you or the Adviser or any affiliates, Securities and Exchange Commission ("Commission") fees and state blue sky registration and qualification fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs of preparing and printing prospectuses and statements of additional information or any supplements or amendments thereto necessary for the continued effective registration of the Fund's Shares under federal or state securities laws, costs of printing and distributing any prospectus, statement of additional information, supplement or amendment thereto for existing shareholders of the Fund, costs of shareholders' reports and meetings, and any extraordinary expenses. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid by the Fund as provided in any plan which may in the sole discretion of the Fund be adopted in accordance with Rule 12b-1 under the Investment Company Act, and that such expenses shall be paid apart from any fees paid under this Agreement.

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PZENA INVESTMENT MANAGEMENT LLC
HARBOR GLOBAL VALUE FUND
AUGUST 1, 2006

4. COMPENSATION OF THE SUBADVISER. For all investment management services to be rendered hereunder, the Adviser will pay to you a fee, as set forth in Schedule A attached hereto, quarterly in arrears, based on a percentage of the average daily net assets (as defined below) of the portion of the Fund that you managed during the quarter. "Average daily net assets" means the average of the values placed on the net assets of the portion of the Fund that you managed on each day on which the net asset value of the Fund's portfolio is determined. The net assets of the Fund are valued in the manner specified in the Fund's Prospectus and Statement of Additional Information by the Fund's custodian. If determination of the value of net assets is suspended for any particular business day, then for the purposes of this paragraph 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets. If the Fund's custodian determines the value of the net assets of the Fund's portfolio more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this paragraph 4.

      You will offer to the Adviser any more favorable asset based fee agreements that are provided to your other mutual fund advisory clients with similar investment objectives, guidelines and strategies to those utilized by the Fund, except for any such agreements in effect as of the date of this Agreement. Such offer shall be made as soon as practicable after a more favorable asset based fee agreement is provided for any other advisory clients. Should more favorable asset based fee agreements be offered to others, the Adviser will be notified within (30) business days after such new asset based fee agreements are established.

5. AVOIDANCE OF INCONSISTENT POSITION AND BROKERAGE. In connection with purchases or sales of portfolio securities for the account of the portion of the Fund allocated to you, neither you nor any of your directors, officers, employees or affiliates will act as a principal or agent or receive any compensation in connection with the purchase or sale of investment securities by the Fund, other than the compensation provided for in this Agreement, except as permitted by the Investment Company Act and approved by the Board of Trustees. You are hereby authorized to select all brokers or dealers that will execute the purchases or sales of portfolio securities for the account of the portion of the Fund allocated to you and you are hereby authorized as the agent of the Fund to give instructions to the Trust's custodian as to deliveries of securities or other investments and payments of cash from the portion of the Fund allocated to you to such brokers or dealers for your portion of the Fund. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the portion of the Fund's account allocated to you with brokers or dealers selected by you. In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Fund the most favorable execution and net price available. It is also understood that it is desirable for the Fund that you have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with

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PZENA INVESTMENT MANAGEMENT LLC
HARBOR GLOBAL VALUE FUND
AUGUST 1, 2006

      your services to other clients. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you will act solely as investment counsel for such clients and not in any way on behalf of the Fund. With respect to transactions under this paragraph, it is understood that you will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or the Trust, or be in breach of any obligation owing to the Fund or the Trust under this Agreement, or otherwise, solely by reason of your having caused your portion of the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction in your portion of the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if you determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker, or dealer, viewed in terms of that particular transaction or your overall responsibilities with respect to your accounts, including the portion of the Fund, as to which you exercise investment discretion.

      You will advise the Trust's custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may be reasonably required. From time to time as the Board of Trustees or the Adviser may reasonably request, you will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Trust or the Adviser may reasonably request.

      On occasions when you deem the purchase or sale of a security to be in the best interest of the Fund as well as other of your clients, you, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other clients. When an order is so aggregated, the actual prices applicable to the aggregated transaction will be averaged and each other client participating in the aggregated transaction will be treated as having purchased or sold its portion of the securities at such average price, and all transaction costs incurred in effecting the aggregated transaction will be shared on a pro-rata basis among the clients participating in the transaction.

6. REPRESENTATIONS OF ADVISER. The Adviser: (a) is registered as an investment adviser with the Commission under the Investment Advisers Act;
      (b) is a corporation duly organized and validly existing under the laws of the State of Delaware, with the power to own and possess its assets and carry on its business as it is now being conducted; (c) the execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation; (ii) the Adviser's governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;
      (d) the Adviser acknowledges that it received a copy of the subadviser's Form ADV prior to the execution of this Agreement; (e) the Adviser and the Trust

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PZENA INVESTMENT MANAGEMENT LLC
HARBOR GLOBAL VALUE FUND
AUGUST 1, 2006

      have duly entered into an Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement; and (f) the Adviser and the Trust have policies and procedures designed to detect and deter disruptive trading practices, including "market timing," and the Adviser and the Trust each agree that they will continue to enforce and abide by such policies and procedures, as amended from time to time, and comply with all existing and future laws relating to such matters or to the purchase and sale of interests in the Fund generally.

7. LIMITATION OF LIABILITY OF SUBADVISER. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part or from reckless disregard by you of your obligations and duties under this Agreement.

      The Adviser shall indemnify you, your affiliates and your controlling persons for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in connection with, the Adviser's breach of this Agreement or its representations and warranties herein or as a result of the Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

      The Adviser shall indemnify and defend you, your affiliates and your controlling persons for any loss or expense (including reasonable attorneys' fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund's registration statement, proxy statement, or communication to current or prospective investors in the Fund or Trust, other than a misstatement or omission made in reliance on written information furnished by you as set forth above.

8. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until August 1, 2008 and from year to year thereafter, but only so long as such continuance, and the continuance of the Adviser as investment adviser of the Fund, is specifically approved at least annually in the manner prescribed in the Investment Company Act and the rules and regulations thereunder, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. This Agreement may, on 30 days' written notice, be terminated at any time without penalties charged to the Fund, by the Board of Trustees, by vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by you. This Agreement will terminate immediately upon the assignment of the investment advisory agreement between the Adviser and the Trust, on behalf of the Fund. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulations or order.

9. NOTICE. Any notice under this Agreement by a party shall be in writing, addressed and personally delivered, mailed postage prepaid, or sent by facsimile transmission with confirmation of receipt, to the other party at such address as such other party may designate for the receipt of such notice.

10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no material

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PZENA INVESTMENT MANAGEMENT LLC
HARBOR GLOBAL VALUE FUND
AUGUST 1, 2006

      amendment of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Adviser or you or of the Trust.

      It shall be your responsibility to furnish to the Board of Trustees such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to paragraphs 8 or 10 hereof.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

12. MISCELLANEOUS. It is understood and expressly stipulated that neither the holders of Shares of the Trust or the Fund nor the Trustees shall be personally liable hereunder. The name "Harbor Fund" is the designation of the Trustees for the time being under the Declaration of Trust and all persons dealing with the Trust or the Fund must look solely to the property of the Trust or the Fund for the enforcement of any claims against the Trust or the Fund as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Fund. No series of the Trust shall be liable for any claims against any other series or assets of the Trust.

      The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. PROHIBITION ON CONSULTING WITH OTHER SUBADVISERS. You are not permitted to consult with any other subadviser to Harbor Fund with respect to transactions by the Fund in securities or other assets.

14. CONFIDENTIALITY. You shall maintain all non-public information regarding the Fund's portfolio, including the list of portfolio securities held by the Fund, which you receive or have access to in the course of performing your duties hereunder as strictly confidential. You shall not disclose or disseminate such non-public information to any third party unless such disclosure is approved in writing by the Fund or the Adviser or is otherwise required by law. You shall not use your knowledge of non-public information regarding the Fund's portfolio as a basis to place or recommend any securities transactions for your own benefit to the detriment of the Fund. You will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or in writing by the Adviser or the Fund, or if such disclosure is required by federal or state regulatory authorities. You may disclose the investment performance of the portion of the Fund allocated to you, provided that such disclosure does not reveal the identity of the Adviser, or the Fund or the composition of your portion of the Fund. You may, however, disclose that the Adviser and the Fund and are your clients. The Adviser may identify you as a subadviser in connection with marketing its funds management services, and you hereby consent to being so identified. All relevant and applicable portions of prospectuses, sales literature and similar documents which name or describe you shall be subject to your review and consent prior to use, which consent shall not be unreasonably withheld; provided, however, that to the extent that you have reviewed

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PZENA INVESTMENT MANAGEMENT LLC
HARBOR GLOBAL VALUE FUND
AUGUST 1, 2006

      and approved such documents, the Adviser shall be entitled to update such documents with statistical data without seeking your prior or further approval.

If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return one such counterpart to the Fund and the other such counterpart to the Adviser, whereupon this letter shall become a binding contract.

                   HARBOR FUND ON BEHALF OF
                         HARBOR GLOBAL VALUE FUND

                         By: ______________________________________________
                                    David G. Van Hooser, President

                   HARBOR CAPITAL ADVISORS, INC.

                         By: ______________________________________________
                               Brian L. Collins, Executive Vice President

The foregoing Agreement is hereby accepted as of the date thereof.

                   PZENA INVESTMENT MANAGEMENT LLC

                                    By:______________________________________

                                    Name:____________________________________

                                    Title:___________________________________

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